UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 13D

Under the Securities Exchange Act of 1934
(Amendment No. 26)

ORION PICTURES CORPORATION
(Name of Issuer)

Common Stock, $.25 Par Value
(Title of Class of Securities)

686285-10-7
(CUSIP Number)

ARNOLD L. WADLER
Senior Vice President, Secretary and
General Counsel, Metromedia Company
One Harmon Plaza, Secaucus, New Jersey 07094
Tel. No: (201) 348-3244
(Name, Address and Telephone Number of
Person Authorized to Receive Notices
and Communications)

December 13, 1988
(Date of Event which Requires Filing of
this Statement)

     If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box ___.

     Check the following box if a fee is being paid with the statement ___. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

     Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

     The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

     The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                     (Continued on following page(s))

                               SCHEDULE 13d
CUSIP No. 686285-10-7


1    NAME OF REPORTING PERSON
     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

          Metromedia Company
          (I.R.S. Identification No. 62-1293303)

2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP                 (a)
Metromedia Company disclaims membership in a group although           (b) X
a group might be deemed to exist.
3    SEC USE ONLY

4    SOURCE OF FUNDS

          BK

5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
     PURSUANT TO ITEMS 2(d) or 2(e)

6    CITIZENSHIP OR PLACE OF ORGANIZATION

          Delaware

                    7    SOLE VOTING POWER
                              15,232,500 (includes 4,194,760 shares
                              issuable upon exercise of currently
                              exercisable warrants).
   NUMBER OF
    SHARES          8    SHARED VOTING POWER
 BENEFICIALLY
 OWNED BY EACH
   REPORTING        9    SOLE DISPOSITIVE POWER
    PERSON                    15,232,500 (includes 4,194,760 shares
     WITH                     issuable upon exercise of currently
                              exercisable warrants).

                    10   SHARED DISPOSITIVE POWER

11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

          15,232,500 (includes 4,194,760 shares issuable upon exercise of currently exercisable warrants).

12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES


13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

          70.6%

14   TYPE OF REPORTING PERSON

          PN

                               SCHEDULE 13D
CUSIP No. 686285-10-7

1    NAME OF REPORTING PERSON
     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

          John W. Kluge -
          S.S. No. ###-##-####

2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP                 (a)
John W. Kluge disclaims membership in a group although           (b) X
a group might be deemed to exist.
3    SEC USE ONLY

4    SOURCE OF FUNDS



5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
     PURSUANT TO ITEMS 2(d) or 2(e)

6    CITIZENSHIP OR PLACE OF ORGANIZATION

          USA

                    7    SOLE VOTING POWER
                              15,252,500.  Includes 20,000 shares owned
                              directly and 15,232,500 (including 4,194,760
                              shares issuable upon execise of currently
                              exercisable warrants) beneficially owned
                              through Metromedia Company.
   NUMBER OF
    SHARES          8    SHARED VOTING POWER
 BENEFICIALLY
 OWNED BY EACH
   REPORTING        9    SOLE DISPOSITIVE POWER
    PERSON                    15,252,500.  Includes 20,000 shares owned
     WITH                     directly and 15,232,500 (including 4,194,760
                              shares issuable upon execise of currently exercisable warrants) beneficially owned through Metromedia Company.

                    10   SHARED DISPOSITIVE POWER

11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

          15,252,500. Includes 20,000 shares owned directly and 15,232,500 (including 4,194,760 shares issuable upon execise of currently exercisable warrants) beneficially owned through Metromedia Company.

12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES


13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

          70.7%

14   TYPE OF REPORTING PERSON

          IN

                               SCHEDULE 13D
CUSIP No. 686285-10-7


1    NAME OF REPORTING PERSON
     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

          STUART SUBOTNICK --
          Social Security No. ###-##-####

2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP                 (a)
Stuart Subotnick disclaims membership in a group although             (b) X
a group might be deemed to exist.
3    SEC USE ONLY

4    SOURCE OF FUNDS



5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
     PURSUANT TO ITEMS 2(d) or 2(e)

6    CITIZENSHIP OR PLACE OF ORGANIZATION

          U.S.A.

                    7    SOLE VOTING POWER
                              15,232,500 (includes 4,194,760 shares
                              issuable upon exercise of currently
                              exercisable warrants) beneficially owned
                              through Metromedia Company
   NUMBER OF
    SHARES          8    SHARED VOTING POWER
 BENEFICIALLY
 OWNED BY EACH
   REPORTING        9    SOLE DISPOSITIVE POWER
    PERSON                    15,232,500 (includes 4,194,760 shares
     WITH                     issuable upon exercise of currently
                              exercisable warrants) beneficially owned through Metromedia Company

                    10   SHARED DISPOSITIVE POWER

11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

          15,232,500 (includes 4,194,760 shares issuable upon exercise of currently exercisable warrants) beneficially owned through Metromedia Company

12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES


13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

          70.6%

14   TYPE OF REPORTING PERSON

          IN

          This Amendment No. 26 supplements the Schedule 13D (the "Schedule 13D") filed on June 2, 1986 by John W. Kluge and Metromedia, Inc., as amended by Amendment No. 1 thereto filed on September 12, 1986, Amendment No. 2 thereto filed on November 4, 1986, Amendment No. 3 thereto filed on January 2, 1987, Amendment No. 4 thereto filed on April 7, 1987, Amendment No. 5 thereto filed on October 27, 1987, Amendment No. 6 thereto filed on October 30, 1987, Amendment No. 7 thereto filed on November 23, 1987, Amendment No. 8 thereto filed on December 15, 1987, Amendment No. 9 thereto filed on January 20, 1988, Amendment No. 10 thereto filed on January 22, 1988, Amendment No. 11 filed on February l, 1988, Amendment No. 12 filed on February 10, 1988, Amendment No. 13 filed on February 11, 1988, Amendment No. 14 filed on February 12, 1988, Amendment No. 15 filed on February 19, 1988, Amendment No. 16 filed on March 1, 1988, Amendment
No. 17 filed on April 11, 1988, Amendment No. 18 filed on April 14, 1988, Amendment No. 19 filed on April 18, 1988, Amendment No. 20 filed on May 24, 1988, Amendment No. 21 filed on June 6, 1988, Amendment No. 22 filed on June 15, 1988, Amendment No. 23 filed on July 6, 1988, Amendment
No. 24 filed on, July 14, 1988 and Amendment No. 25 filed on August 3, 1988 in the following respect only (capitalized terms used herein shall have the meanings ascribed to such terms in the Schedule 13D):


Item 3.  Source and Amount of Funds or Other Consideration.

          Item 3 is hereby amended by adding thereto the following paragraph:

          The aggregate cost of the 49,900 shares of Orion Common Stock purchased by Company since the transactions reflected on the most recent filing on Schedule 13D were borrowed by Company from Manufacturers Hanover Trust Company pursuant to a loan made in the ordinary course of business by that bank under Company's existing credit facility with such bank. The credit facility is utilized for working capital purposes.


Item 4.  Purpose of Transaction.

          On December 13, 1988, Metromedia agreed in principle to purchase 225,000 Warrants to purchase Orion
Common Stock (exercisable at $6 per share) from Marcia
Medavoy Ross for a purchase price of $6 per Warrant. The purchase is subject to the satisfaction of certain conditions and the entering into of definitive documentation.

          Upon consummation of such acquisition, Metromedia would own 15,457,500 shares of Orion Common Stock, including
4,419,760 currently exercisable Warrants to purchase Orion
Common Stock, or 70.9% of the class of Common Stock
(assuming exercise of all Orion Warrants held by Metromedia).


Item 5.  Interest in Securities of the Issuer.

          Paragraph 5(a) is amended in full by substituting therefor the following paragraphs:

          Company, Mr. Kluge and Mr. Subotnick each own
(beneficially or otherwise) 15,232,500 shares of Orion
Common Stock, which figure includes 4,194,760 shares issuable upon the exercise of Orion Warrants. Such
15,232,500 shares constitute approximately 70.6% of the outstanding shares of Orion Common Stock (assuming exercise of all Warrants to purchase Common Stock of Orion held by Company).

          Mr. Kluge owns directly an additional 20,000 shares of Orion Common Stock. The wife of Stuart Subotnick also owns 15,000 shares of Orion Common Stock; Mr. Subotnick disclaims beneficial ownership of such shares.

          Paragraph 5(b) is amended in full by substituting therefor the following sentence:

          Each of Company, Mr. Kluge and Mr. Subotnick has sole power to vote and dispose of the 15,232,500 shares beneficially owned by Company and Mr. Kluge has sole power to vote and dispose of the 20,000 shares owned directly by him.


Item 6.   Contracts, Arrangements, Understandings
          or Relationships With Respect to
          Securities of the Issuer.

          Item 6 is hereby amended by adding thereto the following paragraph:

          On December 13, 1988, Metromedia and Marcia
Medavoy Ross entered into an agreement in principle pursuant to which Metromedia agreed to purchase 225,000 Warrants to Purchase Common Stock of Orion at an aggregate purchase price of $1,350,000, subject to the satisfaction of certain conditions and the entering into of definitive documentation. (The Warrants are currently exercisable and entitle the holder to purchase one share of Common Stock per Warrant at an exercise price of $6.00 per share of Common Stock.)

Item 7.  Material to be Filed as Exhibits.

          Item 7 is hereby amended by adding thereto the following:

          Exhibit 26 -   Letter, dated December 8, 1988,
                         from Metromedia to Marcia Medavoy
                         Ross, acknowledged and agreed to by
                         Ms. Ross on December 13, 1988.

                          SIGNATURE


          After reasonable inquiry and to the best of my knowledge and belief, I hereby certify that the information set forth in this statement is true, complete and correct.


Dated:   December 13, 1988

                         /s/ Stuart Subotnick
                         Stuart Subotnick
                         General Partner
                         Metromedia Company



                         /s/ John W. Kluge
                         John W. Kluge



                         /s/ Stuart Subotnick
                         Stuart Subotnick